EXHIBIT 99.1

first
first financial bancorp

Investor Presentation

Second Quarter 2010

FFBC
NASDAQ
GLOBAL SELECT

fIRST
first financial bancorp

Forward-Looking Statement Disclosure

Certain statements contained in this presentation which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the "Act"). In addition, certain statements in future filings by First Financial with the SEC, in press releases, and in oral and written statements made by or with the approval of First Financial which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors, and statements of future economic performances and statements of assumptions underlying such statements. Words such as "believes", "anticipates", "intends", and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management's analysis contains forward-looking statements that are provided to assist in the understanding anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

- management's ability to effectively execute its business plan;
- the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance;
- the ability of financial institutions to access sources of liquidity at a reasonable cost; the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, such as the U.S. Treasury's TARP and the FDIC's Temporary Liquidity Guarantee Program, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from participation in the Temporary Liquidity Guarantee Program or from increased payments from FDIC insurance funds as a result of depository institution failures;
- the effects of and changes in policies and laws of regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act);
- inflation and possible changes in interest rates;
- our ability to keep up with technological changes;
- mergers and acquisitions, including costs or difficulties related to the integration of acquired companies, including our ability to successfully integrate the branches of Peoples and Irwin which were acquired out of FDIC receivership;
- the risk that exploring merger and acquisition opportunities may detract from management's time and ability to successfully manage our company;
- expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected;
- our ability to increase market share and control expenses;
- the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC; adverse changes in the securities and debt markets;
- our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;
- monetary and fiscal policies of the Board of Governors of the Federal Reserve System (Federal Reserve) and the U.S. government and other governmental initiatives affecting the financial services industry;
- our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan losses; and
- the costs and effects of litigation and of unexpected or adverse outcomes in such litigation.

In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2009, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward-looking statements are meaningful only on the date when such statements are made, and First Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

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Business & Strategy Review

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Well-Positioned Franchise

- Executed Strategic (Rebuilding and Reorganization) Plan in mid-2000s under which many aspects of business were consolidated, streamlined and/or restructured
- Strong operating fundamentals have produced positive results throughout the recessionary period
- Strong market share in strategic operating markets
- Low risk balance sheet with significant liquidity sources
- Capital significantly exceeds "well-capitalized"
- Solid organic loan and deposit growth
- Well-positioned to endure the economic challenges
- Credit metrics remained relatively strong throughout most of the economic downturn
- Experienced management focused on driving results in a risk appropriate manner
- Maintained focus on expense control and efficiency
- Strong commitment to growth
- Have not recorded a quarterly loss in almost 20 years

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Focused Business Strategy

- Client "Intimate" Strategy
  - Strategic Focus: build long-term relationships with clients by identifying and meeting their financial needs
- Four lines of business
  - Commercial
  - Retail
  - Wealth Management
  - Franchise Finance
- Target clients
  - Individuals and small / mid-size businesses located within the regional markets we serve
- Ohio, Indiana, Kentucky, Michigan
  - 113 locations serving 75 communities
- Primary focus and value creation is through organic growth in key regional markets



Traverse City
MICHIGAN
Grand Rapids
Lansing
Kalamazoo
Detroit
Schererville
Toledo
Fort Wayne
INDIANA
OHIO
Lafayette
Celina
Columbus
Indianapolis
Dayton
Cincinnati
Columbus
Edgewood
KENTUCKY
Louisville

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Low Risk Balance Sheet

Stress Case

- Illustrates the strength of our balance sheet assuming a full chargeoff of all acquired loans under FDIC loss share agreements and a full chargeoff of all uncovered non-performing loans.
- Nonperforming Assets = $96 million
- Covered Loans = $1.7 billion



Risk Based Capital Ratio
1.37%
1.24%
20.02%
17.41%
Peers = 13.06%
Chargeoff
Actual 6/30/2010
All Covered Loans
Non-Performing Uncovered
Stress Case 6/30/2010



Tangible Common Equity to Tangible Assets
0.71%
0.83%
9.90%
8.35%
Peers = 6.04%
Chargeoff
Actual 6/30/2010
All Covered Loans
Non-Performing Uncovered
Stress Case 6/30/2010

Total Assets by Risk Weighting %

As of June 30, 2010

(Dollars in millions)



Peer % of 100% RWAs = 57.5%
$761
12%
$2,870
43%
$2,562
39%
$415
6%
100%
50%
20%
0%

- Return on Risk Weighted Assets = 1.96% (Peer Median[(1)] = 1.18%)
- Risk Weighted Assets / Total Assets = 55.19% (Peer Median[(1)] = 74.19%)

(1) Represents Peer Group II, comprised of approximately 30 bank holding companies conducting business in similar geographic markets as listed in the Company's Annual Report, based on financial data as of March 31, 2010

Corporate Goals

- Top-quartile performance for all stakeholders
- Sustained and consistent excellence
- Commitment to growth
- Effective management of all risks

FIRST
first financial bancorp

Selective Acquisitions

- Supplements organic growth strategy by expanding presence in strategic markets
- Transactions met all internal criteria for acquisitions
- Developed scalable covered asset and loss share management team comprised of credit, legal, accounting and finance
- Core philosophy and strategy remains unchanged

Loan Portfolio
June 30, 2009

- $145 mm select performing commercial and consumer loans

Peoples
(FDIC)
July 31, 2009

- 19 banking centers
- $521 mm deposits
- $335 mm in loss share covered loans[1]
- No first loss position

Banking Centers
August 28, 2009

- 3 banking centers in Indiana
- $85 mm deposits
- $41 mm in select performing commercial and consumer loans

Irwin
(FDIC)
September 18, 2009

- 27 banking centers
- $2.5 bn deposits
- $1.8 bn in loss share covered loans[1]
- No first loss position

Future

Continue to evaluate opportunities in this dislocated market; never lose sight of core franchise

[1] Estimated fair market value of loans and deposits

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Acquisition Highlights

- Acquisitions provided market expansion opportunities in key locations
  - Added 39 banking centers in strategic operating markets
  - Solidifies position in key markets and accelerates market expansion strategy by several years
  - 4th largest banking center network in Cincinnati MSA [1]
  - 1st or 2nd largest banking center network in many Indiana counties/communities [1]
- In-market locations improves operating leverage
- Loss sharing arrangements provide significant protection on acquired loans
- Integration of core operations complete
- Deposit retention continues to exceed management's expectations


MICHIGAN
INDIANA
OHIO
KENTUCKY
Traverse City
Grand Rapids
Lansing
Kalamazoo
Detroit
Fort Wayne
Indianapolis
Columbus
Dayton
Cincinnati
Louisville
First Financial's legacy locations
Banking centers acquired from Peoples
Banking centers acquired from Irwin

[1] Based on deposits in market at 06/30/09; source: SNL Financial & FDIC

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Common Equity Offerings

- February 2010 follow-on equity offering
  - Issued 6.4 million shares at $15.14 per share
  - Net proceeds of approximately $91 million after deducting underwriting discounts, commissions and estimated offering expenses
  - Positioned the company to redeem the $80 million preferred shares issued to the U.S. Treasury in December 2008 under its Capital Purchase Program (CPP) [1]
  - Capital ratios remain strong and continue to significantly exceed minimum regulatory requirements
- June 2009 follow-on equity offering
  - Issued 13.8 million shares at $7.50 per share
  - Net proceeds of approximately $98 million after deducting underwriting discounts, commissions and estimated offering expenses
  - Additional capital raised resulted in the reduction of the number of common shares eligible for purchase by the U.S. Treasury by 50% to 465,117 shares [2]
  - Total return of FFBC common stock since offering: +110.8% [3]
  - Net proceeds supported organic growth in key markets, acquisitions and other strategic opportunities

[1] Completed the full redemption of senior preferred stock on February 24, 2010

[2] Treasury received warrants to purchase 930,233 shares of FFBC common stock at an exercise price of $12.90 per share; upon redemption of the senior preferred stock, First Financial did not repurchase the warrants; Treasury sold the warrants on June 2, 2010

[3] June 8, 2009 through August 9, 2010 (filing of second quarter 2010 10-Q)

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Second Quarter 2010 Highlights

- Quarterly net income of $17.8 million, or $0.30 per diluted common share, an increase of 76% over the first quarter 2010 earnings per diluted share of $0.17
- Strong quarterly profitability
  - Return on average assets of 1.07%
  - Return on average shareholders' equity of 10.24%
- Net interest income (FTE) increased to $68.0 million, or 116%, from $31.5 million for the second quarter 2009
- Net interest margin increased to 4.51% compared to 3.59% during the second quarter 2009, reflecting the higher yield on covered loans, improved pricing on new originations and lower overall funding costs.
  - The decline from the first quarter 2010 resulted from an increased cash position due to asset mix change as higher yielding loans paid down and converted to lower yielding cash or investments
- Stable credit performance as compared to first quarter 2010 and second quarter 2009
  - Net uncovered loan charge-offs totaled $5.0 million, a decrease of 64% and 39%, respectively
  - Provision for uncovered loan losses decreased to $6.2 million, a decline of 46% and 41%, respectively
- Continued core deposit growth as strategic transaction and savings accounts increased $158.5 million, or 5.4% on a linked quarter basis
- Solid growth in recurring, strategic fee revenue and other noninterest income, increasing 13% quarter-over-quarter

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Capitalization

- Committed to maintaining a strong capital base
- Strong capitalization levels remain among industry leaders and can support sizeable asset growth
- Long-term targeted dividend payout range is between 40% and 60% of earnings available to common shareholders
- Capital generated from acquisitions expected to support the acquired assets as well as future growth and expansion opportunities

	As of			
	June 30, 2010	March 31, 2010	June 30, 2009	"Well-Capitalized" Minimum
Leverage Ratio	10.34%	10.10%	12.02%	5.00%
Tier 1 Capital Ratio	18.75%	17.97%	14.77%	6.00%
Total Risk-Based Capital Ratio	20.02%	19.23%	16.02%	10.00%
Ending tangible shareholders' equity to ending tangible assets	9.90%	9.73%	11.14%	N/A
Ending tangible common shareholders' equity to ending tangible assets	9.90%	9.73%	9.06%	N/A

Net Interest Margin Analysis

first financial bancorp

- Recent net interest margin decline due to increased cash position from net loan pay downs
- Alternatives for redeployment of liquidity present opportunities for margin enhancement
- Overall increased yield on earning assets driven by yield on covered loans and improved pricing on new loan originations
- Strong core deposit base and liquidity provide less reliance on wholesale borrowings
- Consistently low funding costs

Net Interest Margin



3.59%
3.90%
4.83%
4.87%
4.51%
0.00%
0.00%
0.00%
0.25%
0.25%
2Q09
3Q09
4Q09
1Q10
2Q10
Net interest margin
Fed funds target rate

Earning Asset Yield and Liability Cost



4.88%
1.52%
5.25%
1.62%
5.91%
1.54%
6.13%
1.51%
5.72%
1.45%
2Q09
3Q09
4Q09
1Q10
2Q10
Yield on interest-earning assets
Cost of interest-bearing liabilities

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first financial bancorp

Loan Composition

Total Loan Portfolio – June 30, 2010
$4.5 billion



3%
7%
26%
13%
6%
45%
Commercial
Real estate - construction
Real estate - commercial
Real estate - residential
Home equity
Installment and other

Covered Loans - $1.7 billion
(at estimated fair value)



1%
15%
24%
4%
56%

Uncovered Loans - $2.8 billion



4%
12%
27%
11%
7%
39%

first financial bancorp

Uncovered Loans – RE Collateral

Total Uncovered Loan Portfolio [1] – June 30, 2010
$2.8 Billion



7%
$197,112
$1,113,836
39%
Dollars in millions
Real estate - construction
Real estate - commercial



5%
36%
59%
Non-owner occupied
Owner occupied
Acquisition & land development

[1] Excludes loans covered by FDIC loss sharing agreements

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first financial bancorp

Credit Quality Review

- 38.0% of total loans covered under FDIC loss share agreement
- Increased credit costs, while manageable, reflect the continued adverse impact of the prolonged downturn
- Stress primarily in commercial, construction and CRE portfolios
- Will maintain a higher provision expense and reserve until the stress of the current economic cycle, including credit losses for both the industry and the company, have peaked

Credit Quality Trends [1]								
	Quarter					Year		
	2Q10	1Q10	4Q09	3Q09	2Q09	2009	2008	2007
Net charge-offs / average loans & leases	0.71%	2.00%	1.53%	1.31%	1.19%	1.16%	0.47%	0.24%
Nonperforming loans / loans	2.84%	2.65%	2.69%	2.21%	1.31%	2.69%	0.68%	0.56%
Nonperforming assets / total assets	1.46%	1.41%	1.23%	0.94%	1.14%	1.23%	0.60%	0.51%
Allow. for loan & lease losses / total loans	2.07%	2.01%	2.05%	1.94%	1.34%	2.05%	1.34%	1.12%
Allow. for loan & lease losses / nonperforming loans	72.8%	76.1%	76.3%	87.7%	102.3%	76.3%	197.3%	197.9%

[1] Excludes assets covered by FDIC loss share agreements

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first financial bancorp

Credit Quality Comparison [1]

NPLs / Loans



4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
3Q-07 4Q-07 1Q-08 2Q-08 3Q-08 4Q-08 1Q-09 2Q-09 3Q-09 4Q-09 1Q-10 2Q-10

NCOs / Average Loans & Leases



1.80%
1.50%
1.20%
0.90%
0.60%
0.30%
0.00%
3Q-07 4Q-07 1Q-08 2Q-08 3Q-08 4Q-08 1Q-09 2Q-09 3Q-09 4Q-09 1Q-10 2Q-10

2Q-09 includes higher charge-offs related to one commercial real estate construction relationship (20 basis points) and two separate and unrelated floor plan relationships (58 basis points); Q3-09 includes a charge off related to the sale of the entire shared national credit portfolio (30 basis points); 4Q-09 includes two unrelated commercial real estate construction relationships (70 basis points); 1Q-10 includes alleged fraudulent activity by one borrower (125 basis points)

Reserves / NPLs



300%
250%
200%
150%
100%
50%
0%
3Q-07 4Q-07 1Q-08 2Q-08 3Q-08 4Q-08 1Q-09 2Q-09 3Q-09 4Q-09 1Q-10 2Q-10

Texas Ratio



40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
3Q-07 4Q-07 1Q-08 2Q-08 3Q-08 4Q-08 1Q-09 2Q-09 3Q-09 4Q-09 1Q-10 2Q-10

Texas ratio defined as total nonperforming assets plus accruing loans 90+ past due divided by the sum of tangible equity and loan loss reserves

- Peer Group I, comprised of approximately 90+ BHCs with total assets of $3 - $10 billion consistent with the peer group included in the BHC Performance Report for the Company per the Federal Reserve Board
- Peer Group II, comprised of approximately 30 bank holding companies conducting business in similar geographic markets as listed in the Company's Annual Report
- First Financial Bancorp

[1] Excludes loans covered by FDIC loss sharing agreements

Source: Peer Group median data obtained from SNL Financial

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Investment Portfolio

(Dollars in thousands)	Book Value	Percent of Total	Book Yield	Book Price	Market Value	Gain/ (Loss)
	As of June 30, 2010					
U.S. Treasury notes	$ 13,808	2.3%	2.84	99.96	102.45	$ 386
Agencies	111,862	18.4%	2.88	100.00	101.65	1,819
CMOs (agency)	48,232	7.9%	4.57	100.47	104.70	1,949
CMOs (private)	53	0.0%	1.08	100.00	100.29	0
MBSs (agency)	316,565	52.1%	4.61	100.93	106.61	16,877
	490,521	80.7%	4.15	100.64	105.13	21,031
Municipal	20,544	3.4%	7.19	99.13	101.49	483
Other [1]	96,449	15.9%	3.17	102.05	102.51	434
	116,993	19.3%	3.87	101.54	102.33	917
Total investment portfolio	$ 607,514	100.0%	4.10	100.81	104.58	$ 21,948

Net Unrealized Gain/(Loss)	$ 21,948
Aggregate Gains	22,120
Aggregate Losses	(172)
Net Unrealized Gain/(Loss) % of Book Value	3.61%

[1] Other includes $87 million of regulatory stock

- Investment portfolio represents 9.2% of total assets
- Investment philosophy includes avoidance of credit and geographic concentration risks within the MBS portfolio while balancing the Company's overall asset / liability management objectives
- During the second quarter 2010, redeployed liquidity purchasing $100 million of FNMA agency securities
- Additionally, during the third quarter 2010, purchased approximately $150 million of floating rate FNMA/FHLMC MBS securities

Investment Portfolio Composition

As of June 30, 2010

Sector Allocation


MBSs (agency)
52.1%
Agencies
18.4%
CMOs (Agency)
7.9%
Municipal
3.4%
UST Notes
2.3%
CMOs (private)
0.0%
Other *
15.9%

Credit Quality


Investment Grade
96.2%
Not Rated
3.6%
Other Investment
Grade
0.2%

* Other includes regulatory stock

Investment Grade = A rated securities
Other Investment Grade = B rated securities

Deposit Activity

Deposit Activity - Second Quarter 2010				
(Dollars in thousands)	Balance as of March 31, 2010	Change in Strategic Portfolio	Change in Acquired-Non-Strategic Portfolio	Balance as of June 30, 2010
Transaction and savings accounts	$ 3,088,003	$ 146,835	$ (30,325)	$ 3,204,513
Time deposits	1,808,126	5,655	(17,847)	1,795,934
Brokered deposits	327,557	(1,847)	(78,821)	246,889
Total deposits	$ 5,223,686	$ 150,643	$ (126,993)	$ 5,247,336

- Solid core deposit growth in legacy- and acquired-strategic locations more than offset the planned runoff of higher cost time and brokered deposits in acquired-non-strategic portfolio
- Brokered deposits have declined to less than 5% of total deposits
- Deposit retention from the acquisitions continues to exceed management's expectations

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Funding Structure and Cost of Funds

Average Interest Bearing Liability Balances



Total Cost of Funds
1.62%
1.54%
1.51%
1.45%
10%
37%
40%
14%
8%
40%
39%
14%
8%
38%
41%
13%
8%
36%
43%
13%
3Q09
4Q09
1Q10
2Q10
Noninterest-bearing deposits*
Interest-bearing deposits and savings
Time deposits
Borrowed funds

End of Period Deposit Composition



Cost of Funds
2.3%
47%
1.1%
20%
0.2%
19%
0.0%
15%
2.3%
42%
0.7%
23%
0.5%
20%
0.0%
16%
2.3%
41%
0.7%
25%
0.4%
20%
0.0%
14%
2.3%
39%
0.6%
26%
0.5%
22%
0.0%
14%
3Q09
4Q09
1Q10
2Q10
Noninterest-bearing deposits
Interest-bearing deposits
Savings
Time deposits

* Not included in cost of funds calculation

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Acquisition-Related Items

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Revenue by Source

- **Strategic** – Elements of the business that either existed prior to the acquisitions or were acquired with the intent to retain and grow. Approximately 81% of total revenue is derived from strategic businesses.
- **Acquired-Non-Strategic** – Elements of the business that the Company intends to exit but will continue to support to obtain maximum economic value. No growth or replacement is expected. Revenue will decrease over time as loans and deposits will not be renewed when they mature.
- **Accelerated Discount on Loan Prepayments and Dispositions** – The acceleration of the unrealized rate-based valuation mark plus any recognition of the credit-based valuation mark. Noninterest income results from the prepayment or sale of covered loans. This item will be ongoing but diminishing as covered loan balances decline over time.

Total Revenue: $93.0 million
For the Three Months Ended June 30, 2010
(Dollars in millions)



$7.4
8%
$10.7
11%
$74.9
81%
Strategic
Acquired-Non-Strategic
Accelerated Discount on Paid in Full Loans

Deposit and Loan Composition



Total Deposits = $5.2 billion
As of June 30, 2010
(Dollars in millions)
$410
8%
$4,837
92%



Gross Loans = $4.5 billion
As of June 30, 2010
(Dollars in millions)
$681
15%
$3,825
85%
Strategic
Acquired-Non-Strategic

- Western market (acquired-non-strategic) branch exit is largely complete with only two offices remaining open per the Company's agreement with the FDIC.
- Acquired-non-strategic loans are primarily in the Western states.

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Noninterest Income and Expense

Noninterest Income Impact of Accelerated Discount Recognition

For the Three Months Ended June 30, 2010
(Dollars in millions)



$2.8
$5.4
$8.2
$1.8
$4.3
$6.1
$2.9
$4.5
$7.4
4Q09
1Q10
2Q10
Rate-based valuation adjustment
Credit-based valuation adjustment

Components of Noninterest Expense

For the Three Months Ended June 30, 2010
(Dollars in millions)



$0.9
2%
$1.3
2%
$9.4
16%
$47.7
80%
Strategic
FDIC support
Acquired-non-strategic
Other non-strategic

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first financial bancorp

Effect on Noninterest Items

Noninterest Income

(Dollars in thousands)	For the Three Months Ended June 30, 2010	March 31, 2010	December 31, 2009
Total noninterest income	$ 25,296	$ 19,368	$ 24,149
Significant components of noninterest income			
Items likely to recur:			
Accelerated discount on loan prepayments and dispositions			
Rate-based valuation mark - loan sales	-	1,631	2,298
Rate-based valuation mark - prepayments	4,544	2,706	3,083
Credit-based valuation mark - loan sales [1]	-	295	621
Credit-based valuation mark - prepayments [1]	2,864	1,465	2,213
Total accelerated discount	7,408	6,097	8,215
Other acquired-non-strategic income	475	80	1,839
Transition-related items	-	366	(388)
Items expected not to recur:			
FDIC settlement and other items not expected to recur	2,930	-	-
Total excluding items noted above	$ 14,483	$ 12,825	$ 14,483

[1] Net of the corresponding valuation adjustment on the FDIC indemnification asset

Noninterest Expense

(Dollars in thousands)	For the Three Months Ended June 30, 2010	March 31, 2010	December 31, 2009
Total noninterest expense	$ 59,356	$ 62,154	$ 61,607
Significant components of noninterest income			
Items likely to recur:			
Proportionate share of losses in excess of credit-based valuation mark [1]	3,538	1,892	763
Acquired-non-strategic operating expenses	1,270	2,201	1,303
Transition-related items	1,321	6,263	6,625
FDIC indemnification support	938	605	387
Items expected not to recur:			
Acquisition-related costs	2,180	2,629	3,703
Other items not expected to recur	2,387	1,019	1,599
Total excluding items noted above	$ 47,722	$ 47,545	$ 47,227

[1] Represents 20% of total recognized, unanticipated losses on covered loans

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Summary of Acquisition-Related Items

(Dollars in thousands)	For the Three Months Ended June 30, 2010	March 31, 2010	December 31, 2009
Income effect:			
Accelerated discount on loan prepayments and dispositions [1]			
Rate-based valuation mark - loan sales	$ -	$ 1,631	$ 2,298
Rate-based valuation mark - prepayments	4,544	2,706	3,083
Credit-based valuation mark - loan sales [2]	-	295	621
Credit-based valuation mark - prepayments [2]	2,864	1,465	2,213
Acquired-non-strategic net interest income	10,207	10,854	16,832
Service charges on deposit accounts related to acquired-non-strategic operations	130	230	258
Other income related to acquired-non-strategic ops.	346	(150)	1,581
Income related to the accelerated discount on loan prepayments and dispositions and acquired-non-strategic operations	18,091	17,031	26,886
Expense effect:			
Acquired-non-strategic operating expenses: [3]			
Salaries and employee benefits	29	122	27
Occupancy	542	1,415	560
Other	699	664	716
Total acquired-non-strategic operating expenses	1,270	2,201	1,303
FDIC indemnification support [3]	938	605	387

Continued

(Dollars in thousands)	For the Three Months Ended June 30, 2010	March 31, 2010	December 31, 2009
Acquisition-related costs: [3]			
Integration-related costs	720	999	2,580
Professional services fees	1,436	1,457	1,123
Other	24	172	-
Total acquisition-related costs	2,180	2,628	3,703
Transition-related items: [3]			
Salaries and benefits	1,843	4,776	5,474
Occupancy	(522)	910	1,307
Other	-	577	(156)
Total transition-related items	1,321	6,263	6,625
Proportionate share of losses in excess of credit-based valuation mark [3,4]	3,538	1,892	763
Total expense effect	9,247	13,589	12,781
Total estimated effect on pre-tax earnings	$ 8,844	$ 3,442	$ 14,105

[1] Included in noninterest income
[2] Net of the corresponding valuation adjustment on the FDIC indemnification asset
[3] Included in noninterest expense
[4] Represents 20% of total recognized, unanticipated losses on covered loans included in other noninterest expense

Covered Loan Activity

first financial bancorp

Covered Loan Activity - Second Quarter 2010						
		Reduction in Balance Due to:				
(Dollars in thousands)	March 31, 2010	Loan Sales	Prepayments [1]	Contractual [2]	Charge-Offs in Excess of Valuation Mark [3]	June 30, 2010
Commercial	$ 460,681	$ -	$ 9,080	$ 28,952	$ 3,538	$ 419,111
Real estate - construction	79,127	-	584	18	17	78,508
Real estate - commercial	978,981	-	25,016	18,920	4,534	930,511
Real estate - residential	284,465	-	13,922	3,962	2,501	264,080
Installment	14,828	-	930	327	848	12,723
Other covered loans	10,076	1,306	-	1,262	-	7,508
Total covered loans	$ 1,828,158	$ 1,306	$ 49,532	$ 53,441	$ 11,438	$ 1,712,441

[1] Includes complete paid in full balances only

[2] Includes partial paydowns and accretion of the rate-based valuation mark

[3] Indemnified at 80% from the FDIC

Leadership

Executive Management

Claude E. Davis
President & Chief Executive Officer
Mr. Davis joined First Financial in 2004 as President, Chief Executive Officer and a member of the Board of Directors. Mr. Davis also serves as Chairman of the Board of Directors of First Financial Bank. Prior to joining the company, he served as Senior Vice President at Irwin Financial Corporation and Chairman of Irwin Union Bank and Trust, the company's lead bank, positions he held since 2003. Earlier in his career, he served as President of Irwin Union Bank and Trust for seven years. Mr. Davis began his career as a Certified Public Accountant with the public accounting firm Coopers & Lybrand.

C. Douglas Lefferson
Executive Vice President, Chief Operating Officer
Mr. Lefferson has spent his entire career in various positions with First Financial Bancorp and First Financial Bank and was appointed to his current position in 2005. Prior to his current appointment, Mr. Lefferson served as Chief Financial Officer from 2002 through 2005.

J. Franklin Hall
Executive Vice President, Chief Financial Officer
Mr. Hall joined First Financial in 1999 and was appointed to his current position in 2005. Prior to joining the Company, he was with Firstar Bank (currently US Bancorp). He is a Certified Public Accountant (inactive) and began his career with the public accounting firm Ernst & Young, LLP.

Richard Barbercheck
Executive Vice President, Chief Credit Officer
Mr. Barbercheck joined First Financial in 2005 as Senior Vice President and Chief Risk Officer and was appointed to his current position in 2006. Mr. Barbercheck is responsible for the administration of the bank's lending portfolios as well as oversight of the Company's credit policies and loan underwriting processes. Prior to joining the Company, he oversaw the Credit Risk Evaluation Group at Irwin Financial Corporation. Earlier in his career he served at several banks in executive-level positions located in Southeastern Indiana, including Veedersburg State Bank (1989 – 1993), National City Bank (1993 - 1998) and Irwin Union Bank (1998 - 2005). Mr. Barbercheck has over 25 years of banking experience with a predominance of experience in the commercial lending and credit administration areas.

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Executive Management (continued)

Michael Cassani
Executive Vice President, Wealth Resource Group
Mr. Cassani joined First Financial in 2007 as Senior Vice President and Chief Administrative Officer to oversee the company's Wealth Resource Group. Prior to joining the company, Mr. Cassani served as President of Fund Project Services, Inc., a financial project management and consulting firm he co-founded in 1998. Earlier in his career, he served as Mutual Funds Product Manager at Fifth Third Bank and as an Institutional Investment Officer at Roulston and Company. Prior to those appointments, Mr. Cassani served as an Investment Representative for two separate companies located within the Chicago area.

Gregory A. Gehlmann
Executive Vice President, Corporate General Counsel
Mr. Gehlmann joined First Financial in 2005 as Senior Vice President and General Counsel. Mr. Gehlmann also served as Chief Risk Officer for the company (2006 – 2008). Prior to joining the company, he practiced law for 16 years in Washington, D.C. Mr. Gehlmann served as partner/counsel at Manatt, Phelps & Phillips, LLP where he was counsel to public and private companies as well as investors, underwriters, directors, officers and principals regarding corporate securities, banking and general business and transactional matters.

Samuel J. Munafo
Executive Vice President, Chief Commercial Banking Officer
Mr. Munafo has spent his entire career in various positions with First Financial Bancorp and First Financial Bank. Prior to his current appointment, Mr. Munafo served as President of First Financial Bank (2005 – 2006) and President and Chief Executive Officer for several First Financial affiliates, including Community First Bank & Trust (2001 - 2005), Indiana Lawrence Bank (1998 – 2001) and Clyde Savings Bank (1994 – 1998). He began his career with the company as a management trainee and has served the company in a number of areas, including operations, retail, commercial lending, credit cards and security.

Jill A. Stanton
Executive Vice President, Co-Chief Retail Banking Officer
Ms. Stanton joined First Financial in 2008 and has responsibility for product line management for first mortgage loans, consumer lending and small business lending. Prior to joining the company, she served as Senior Vice President for Irwin Union Bank where she was responsible for mortgage, consumer lending, business banking, commercial credit analysis, credit administration and loan operations in their commercial banking business. Ms. Stanton has over 20 years of experience within the financial services industry.

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Executive Management (continued)

Jill L. Wyman
Executive Vice President, Co-Chief Retail Banking Officer
Ms. Wyman joined First Financial in 2003 as Vice President and Sales Director. In her current position, Ms. Wyman has responsibility for leading the retail sales process, growing retail deposits and enhancing the sales culture throughout the company's strategic operating markets. She is also responsible for market services and corporate marketing. Prior to joining the company, she spent 19 years in retail where she served as general manager at Lazarus, a division of Federated Department Stores (currently Macy's). Ms. Wyman began her career as a management trainee at Federated/Macy's and progressed to sales manager, group sales manager, assistant general manager and regional merchandise manager.

Kevin T. Langford
Senior Vice President, Chief Information Officer
Mr. Langford joined First Financial in January 2006. As Chief Information Officer, he manages the company's technology, project and operations departments and provides strategic direction related to other operational areas. Mr. Langford has over 20 years experience in information technology operations and management. Prior to joining the company, Mr. Langford served as Vice President of Technology Services for Irwin Financial Corporation. Earlier in his career, Mr. Langford worked for Cisco Systems where he served as executive liaison to several of Cisco's largest clients.

Alisa E. Poe
Senior Vice President, Chief Human Resources Officer
Ms. Poe joined First Financial in September 2009 in her current role. Her responsibilities include leadership and oversight of all Human Resources and Learning functions with a strong focus on helping First Financial become an employer of choice for high-performing associates in all of the communities we serve. Prior to joining the company, she worked for The Midland Company as Vice President of Human Resource Services and Corporate Administration. Ms. Poe began her Human Resources career nearly 25 years ago with the Hertz corporation and has since held increasingly responsible HR leadership roles in the in the banking, insurance and technology industries.

Al Roszczyk
Senior Vice President, Commercial Banking Regions
Mr. Roszczyk joined First Financial in June 2009. Mr. Roszczyk oversees the company's Indiana markets and has over 25 years of banking experience with a strong background in executive management and leadership as well as extensive experience in commercial lending, treasury management and personal banking services. Prior to joining First Financial, Mr. Roszczyk spent 14 years with Irwin Union Bank and Trust Company.

first financial bancorp

Executive Management (continued)

John Sabath
Senior Vice President, Chief Risk Officer
Mr. Sabath joined First Financial in 2005 as Regulatory Risk Manager. Mr. Sabath was then promoted to Senior Risk Officer and First Vice President and assumed his current position in 2008. He is responsible for management of the Company's risk management function which includes commercial and retail credit, compliance, operational, market, strategic and reputation risk. Prior to joining the Company, he was in the Enterprise Risk Group at Fifth Third Bank. Earlier in his career, Mr. Sabath held positions at the Federal Reserve Bank of Cleveland, National City Bank and Star Bank (currently US Bancorp).

Anthony M. Stollings
Senior Vice President, Chief Accounting Officer & Controller
Mr. Stollings joined First Financial in 2006 and oversees the Company's corporate accounting, tax and external reporting functions. He is a Certified Public Accountant (inactive) and prior to joining the company served as Chief Accounting Officer and Controller at Provident Financial Group, Inc. (Cincinnati OH). Mr. Stollings spent 13 years at Provident and has more than 30 years experience within the financial services industry.

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first financial bancorp

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